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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               ________________


                                   FORM 8-K
                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 1, 1999



                             Dynatech Corporation
            (Exact name of registrant as specified in its charter)

         Delaware                      1-12657                    04-2258582
(State or other jurisdiction      (Commission File No.)          (IRS Employee
    of incorporation)                                         Identification No.)

3 New England Executive Park, Burlington, Massachusetts      01803
(Address of principal executive offices)                   (Zip code)


Registrant's telephone no., including area code:  (781) 272-6100


                           TOTAL NUMBER OF PAGES:  5
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Item 2.  Acquisition and Disposition of Assets.
         -------------------------------------

         (a) Pursuant to an Agreement and Plan of Merger, dated September 7, 1999 (the "Merger Agreement"), among Applied Digital Access, Inc., a Delaware corporation ("Target"), Dynatech Corporation, a Delaware corporation (the "Registrant"), and Dynatech Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of the Registrant ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on September 14, 1999, for all the outstanding shares of common stock, par value $.001 per share, of Target (the "Shares") at a price of $5.37 per share, net to the sellers in cash, without interest (the "Offer Price"). The Offer was made pursuant to the Offer to Purchase, dated September 14, 1999, and the related Letter of Transmittal of Purchaser and the Registrant.

         The Offer expired at 12:00 midnight, New York City time, on November 1, 1999. A total of 12,253,640 Shares, or approximately 91% of the outstanding Shares, were tendered pursuant to the Offer. Following expiration of the Offer, Purchaser accepted for payment, and paid for, all validly tendered Shares resulting in a change in control of Target.

         The consummation of the Offer and acceptance of payment by Purchaser of the Shares validly tendered pursuant thereto was announced in a press release of the Registrant, dated November 2, 1999. A copy of such press release is attached hereto and incorporated herein by reference.

         Pursuant to Section 253 of the Delaware General Corporation Law (the "DGCL"), Purchaser was merged (the "Merger") with and into Target, effective on November 8, 1999, when Purchaser filed a Certificate of Ownership and Merger with the Secretary of State of Delaware. Under the DGCL, no action was required by the stockholders of Target, other than Purchaser through its Board of Directors, for the Merger to become effective. As a result of the Merger (i) Target became a wholly owned subsidiary of Dynatech LLC, a Delaware limited liability company and wholly owned subsidiary of the Registrant and (ii) each Share issued and outstanding (other than Shares held by Purchaser or any other direct or indirect subsidiary of the Registrant or subject to appraisal rights under Delaware law) was converted into the right to receive $5.37 net per share in cash, without any interest (the "Merger Consideration"). The Merger was announced in a press release of the Registrant, dated November 8, 1999, a copy of which is attached hereto and incorporated herein by reference.

         The total amount of funds required by Purchaser to consummate the Offer and the Merger and to pay fees and expenses related thereto is estimated by Purchaser to be approximately $80 million. According to Purchaser, the funds used to pay the Offer Price were advanced, and the funds to be used to pay the Merger Consideration will be advanced, to Purchaser by the Registrant from existing credit facilities described in the Offer to Purchase.

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Item 7.   Financial Statements and Exhibits.
          ---------------------------------

          (a)-(b) The financial statements required by this item will be filed by the Registrant on or before January 15, 2000, as permitted by this item.

          (c)   Exhibits:

          2.1 Agreement and Plan of Merger, dated September 7, 1999, between Target, the Registrant and Purchaser (previously filed on September 14, 1999, with the Securities and Exchange Commission as an exhibit to the combined Schedule 14D-1 and Schedule 13D of Purchaser and the Registrant and incorporated herein by reference).

          99.1 Press Release of the Registrant, dated November 2, 1999 (previously filed on November 2, 1999 as an exhibit to Amendment No. 3 to the combined Schedule 14D-1 and Schedule 13D of Purchaser and the Registrant and incorporated herein by reference).

          99.2  Press Release of the Registrant, dated November 8, 1999.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned thereunto duly authorized.

                                 DYNATECH CORPORATION
                                 (Registrant)



Date:  November ___, 1999        _______________________________________
                                 Name: Mark V.B. Tremallo
                                 Title: Corporate Vice President,
                                      General Counsel and Secretary

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                                 EXHIBIT INDEX


        Exhibit  Description
        -------  -----------

         2.1 Agreement and Plan of Merger, dated September 7, 1999, between Target, the Registrant and Purchaser (previously filed on September 14, 1999, with the Securities and Exchange Commission as an exhibit to the combined Schedule 14D-1 and Schedule 13D of Purchaser and the Registrant and incorporated herein by reference).

         99.1 Press Release of the Registrant, dated November 2, 1999 (previously filed on November 2, 1999 as an exhibit to Amendment No. 3 to the combined Schedule 14D-1 and Schedule 13D of Purchaser and the Registrant and incorporated herein by reference).

         99.2    Press Release of the Registrant, dated November 8, 1999.